UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 24, 2014

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 24, 2014, in connection with Office Depot, Inc.’s (the “Company”) voluntary transfer of the listing of its common stock, par value $0.01 per share, from the New York Stock Exchange (the “NYSE”) to the NASDAQ Global Select Market (“NASDAQ”), the Board of Directors (the “Board”) of the Company amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”) to (i) replace references to the rules and regulations of the New York Stock Exchange (the “NYSE”) with references to the rules and regulations of NASDAQ or any other exchange on which the Company’s securities are listed; (ii) remove references to certain Board and officer positions that were instituted in connection with the transition period following the Company’s merger with OfficeMax Incorporated that are no longer applicable; and (iii) remove an outdated reference to the period in which a stockholder must deliver notice of nomination to the Secretary of the Company in connection with the annual meeting of stockholders for the calendar year 2013.

The preceding description of the amendments to the Bylaws is qualified in its entirety by reference to the Company’s Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 3.1	Amended and Restated Bylaws of Office Depot, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: September 26, 2014	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C. Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Office Depot, Inc.